Exhibit 99.1

MARTIN MARIETTA COMPLETES COMBINATION

WITH LHOIST NORTH AMERICA

Raleigh, N.C. (August 24, 2026) – Martin Marietta Materials, Inc. (NYSE: MLM) (Martin Marietta or the Company) today announced the completion of its previously announced combination with Lhoist North America, Inc. (LNA), a subsidiary of Lhoist Group, on August 21, 2026.

LNA is a leading producer of high calcium lime, dolomitic lime and industrial mineral products, serving a diverse range of end markets, including domestic steel manufacturing, infrastructure, heavy nonresidential construction and environmental solutions.

Ward Nye, Chair, President and CEO of Martin Marietta, stated, "We are pleased to announce the successful completion of the LNA combination. This transformative transaction advances our SOAR 2030 objectives by expanding our Specialties platform and further enhancing the quality, scale and resilience of our business. With one of the most strategically advantaged limestone positions in North America, comprised of more than 2 billion tons of high-quality reserves, the combination establishes Martin Marietta as the nation's leading producer of limestone products and strengthens our portfolio of essential upstream materials."

Mr. Nye concluded, "We are excited to welcome LNA and its talented employees to Martin Marietta. Together, we have created a uniquely advantaged portfolio of essential materials supported by industry-leading reserves, strategically located assets and differentiated end-market exposure. As the United States continues to invest in infrastructure modernization, domestic manufacturing and industrial growth, we believe Martin Marietta is exceptionally well positioned to create sustainable long-term value for shareholders."

The Company expects to provide updated full-year 2026 revenue and Adjusted EBITDA guidance reflecting the completion of this transaction in connection with the release of its third-quarter financial results.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of aggregates, lime and limestone products, magnesia-based products and other building materials. Supported by industry-leading reserves and a network of operations spanning 29 states, Canada and The Bahamas, Martin Marietta supplies the essential materials that help build, connect and sustain communities across North America. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Jacklyn Rooker

Vice President, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

1

MLM-G.

This press release contains forward-looking statements under the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements include: the anticipated benefits of the transaction including increased profitability, synergies and advancement of SOAR 2030 priorities, and costs and other anticipated financial impacts of the transaction. These statements involve risks and uncertainties and are based on assumptions that the Company believes are reasonable, but which may differ materially from actual results, including, among others, risks and uncertainties relating to adverse industry conditions, and potential business uncertainty. These statements reflect the Company’s current expectations or forecasts of future events. You can identify these statements because they do not relate only to historical or current facts and may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future performance. Any or all of the Company’s forward-looking statements herein and in other publications may prove to be incorrect.

Statements regarding the LNA combination contain forward-looking statements that are based on current expectations and assumptions and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied due to various factors including but not limited to: Martin Marietta’s long-term leverage targets, transaction costs, integration challenges, market conditions, and other risks described in the Company’s Securities and Exchange Commission filings.

A further list and description of risks, uncertainties and other matters can be found in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Martin Marietta’s subsequent reports on Form 10-Q, including the sections thereof captioned “Other Matters” and “Item 1A. Risk Factors”, and in Martin Marietta’s subsequent reports on Form 8-K. Except as required by law, Martin Marietta does not undertake any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changed circumstances or otherwise.

2